EXHIBIT 16.1

RBSM LLP

New York, New York

March 29, 2018

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Ageagle Aerial Systems, Inc., formerly Enerjex Resources, Inc. (the “Company”) Amendment No. 1 to Form 8-K/A dated March 26, 2018, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ RBSM LLP